UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): August 14, 2014 (August 11, 2014)

EVERTEC, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico	00926
(Address of principal executive offices)	(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2014, the Company’s Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, appointed Ms. Olga Botero to the Board and the Board of Director’s Nominating and Corporate Governance Committee, such appointments to be effective on September 1, 2014. Ms. Botero fills a vacancy on the Board and satisfies the New York Stock Exchange director independence requirements. On August 14, 2014, the Company issued a press release announcing the appointment. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with her appointment, Ms. Botero will enter into an indemnification agreement with the Company, the terms of which are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its directors. The Company’s standard form of director indemnification agreement was described in, and previously filed as Exhibit 10.62 to, the Company’s Registration Statement on Form S-1 (File No. 333-186487), as amended.

In accordance with the Company’s independent director compensation policy, Ms. Botero will be granted a number of restricted stock units with a grant date value of $75,000, as well as $75,000 in cash compensation, payable quarterly in arrears. The restricted stock units will vest one year from the date of grant, provided Ms. Botero is then providing service to the Company. The standard form of restricted stock unit award agreement was previously filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2013.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press Release re: director change issued by EVERTEC, Inc. dated August 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc. (Registrant)

Date: August 14, 2014	By:	/s/ Juan J. Román
		Name:	Juan J. Román
		Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release re: director change issued by EVERTEC, Inc. dated August 14, 2014.